Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 29, 2013 on our audits of the consolidated financial statements of ULURU Inc. as of and for the years ended December 31, 2012 and 2011, in this Registration Statement (Form S-8) and related Prospectus of ULURU Inc. for the registration of 600,000 shares of its common stock.

/s/ Lane Gorman Trubitt, PLLC

Lane Gorman Trubitt, PLLC
Dallas, Texas

June 28, 2013